UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12
Metropolitan Bank Holding Corp.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Metropolitan Bank Holding Corp. (the “Company”), dated March 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 8, 2020.

THE NOTICE SHOULD BE READ WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 21, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Company”) has been changed.  As previously announced, the annual meeting will be held on Tuesday, April 21, 2020 at 9:30 a.m., local time. However, due to the public health concerns regarding the coronavirus (COVID-19) and the restrictions on in-person gatherings, and to support the health and well-being of our employees, directors and stockholders, the Annual Meeting will be held in a virtual meeting format only.  You will not be able to attend the annual meeting physically.

As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 3, 2020 or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee as of that date.  To be admitted to the Annual Meeting, you must go online to www.meetingcenter.io/277385956.  To login to the virtual meeting you will join as a “Shareholder” and be required to enter the control number found on your proxy card and MCB2020 as the password.  You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.  To register you must submit proof of your legal proxy reflecting your Company holdings along with your name and e-mail address to Computershare, our transfer agent.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 14, 2020. You will receive a confirmation e-mail from Computershare of your registration.  Requests for registration should be directed to Computershare via e-mail or from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote as promptly as possible by one of the methods described in the proxy card you previously received for the annual meeting. That proxy card will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Heather Quinn
Corporate Secretary

New York, New York
April 8, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Proxy Statement, Proxy Card and Annual Report are available at http://www.edocumentview.com/MCB.